EXHIBIT 99.1
INVESTOR RELATIONS UPDATE
October 22, 2009
General Comments
•	2009 Capacity Guidance — For 2009, domestic mainline capacity will be down eight to ten percent while total mainline capacity will be down four to six percent. Express capacity will be down four to six percent. US Airways entered into a term sheet to sell 10 of its Embraer 190 aircraft to Republic Airline Inc. Through October 21, 2009, five of the 10 aircraft sales have been completed and the remaining five are expected to close in the fourth quarter of 2009. US Airways will lease back eight of the 10 aircraft from Republic for periods ranging from one to seven months. The impact to mainline capacity is immaterial for the remainder of 2009. The Company continues to evaluate other options for the remaining 15 Embraer 190 aircraft. In addition, the Company expects to incur a non-operating special charge (non-cash) of approximately $47 million related to this transaction.
•	Cash — As of September 30, 2009, the Company had approximately $2.0 billion in total cash and investments, of which $0.5 billion was restricted. In addition, as of September 30, 2009, the Company’s Auction Rate Securities had a book value of $228 million ($411 million par value). While these securities are held as investments in non-current marketable securities on our balance sheet, they are included in our unrestricted cash calculation. During the third quarter, the Company completed an underwritten public stock offering, which included the sale of 29 million shares of common stock at a price of $4.75 per share. The net proceeds from this transaction after transaction costs, were approximately $137 million and are included in the total cash and investments balance reported above.
•	Fuel — The Company’s legacy fuel hedge positions are now closed and the Company has not entered into any new hedge contracts since the third quarter, 2008. For the fourth quarter 2009, the Company anticipates paying between $2.08 and $2.13 per gallon of jet fuel (including taxes). Forecasted volume and fuel prices are provided in the table below.
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.
•	Cargo / Other Revenue — cargo revenue, ticket change fees, excess / overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, Materials Services Company (MSC), and inflight service revenues. The Company’s a la carte revenue initiatives are expected to generate in excess of $400 million in revenue in 2009.
•	Taxes / NOL — As of December 31, 2008, the Company had approximately $1.4 billion of gross net operating loss carryforwards to reduce federal taxable income, substantially all of which are available to reduce taxable income in 2009. In the first nine months of 2009, the Company recognized a tax loss, which increased Federal NOL available to approximately $2.2 billion as of September 30, 2009.
The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As a result, income tax benefits are not recognized in the Company’s statement of operations. Future utilization of the NOL will result in a corresponding decrease in the valuation allowance and offset the Company’s tax provision dollar for dollar. As of September 30, 2009 the Company’s federal valuation allowance is $595 million and the state valuation allowance is $88 million.
The Company reported a loss in the nine months ended September 30, 2009 and did not recognize a tax provision in this period. To the extent profitable for the full year 2009, the Company will use NOL to reduce federal and state taxable income. The Company does not expect to be subject to AMT liability in 2009; however, it could be obligated to record and pay state income tax related to certain states where NOL may be limited or not available to be used.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
October 22, 2009
Mainline Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

Mainline Guidance	1Q09A	2Q09A	3Q09A	4Q09E	FY09E

Available Seat Miles (ASMs) (bil)	17.0	18.3	18.7	~16.7	~70.7
CASM ex fuel, special items & profit sharing (YOY % change)[1]	8.63	8.14	8.06	+3% to +5%	+0% to +2%

Cargo Revenues ($ mil)	24	20	23	~25	~90
Other Revenues	269	272	277	~285	~1,100

Fuel Price (incl hedges and taxes) ($/gal) (as of 10/19/09)	2.23	2.07	2.07	2.08 to 2.13	2.10 to 2.15
Fuel Gallons Consumed (mil)	258	278	282	~259	~1,078

Percent Hedged				—	18%
Weighted Avg. Heating Oil Collar Range ($/gal)				—	3.41 to 3.61
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)				—	3.46 to 3.66

Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)				—	134 to 142
Estimated Jet Fuel Price Assumption (unhedged, incl transport) ($/gal)				~2.02	~1.69
Impact of Fuel Hedges (Gains)/Losses ($/gal)	0.76	0.49	0.18	—	~0.36

Interest Expense ($ mil)	71	77	81	~82	~311
Interest Income ($ mil)	(6)	(6)	(5)	~(5)	~(22)
Other Non-Operating (Income) / Expense ex special items ($ mil)[2]	6	(9)	7	~7	~12

Cash Flow / Capital Update ($ mil) Inflow/(Outflow)	1Q09A	2Q09A	3Q09A	4Q09E	FY09E
Cash Capex (non-aircraft)	(35)	(43)	(24)	~(38)	~(140)
Net aircraft Capex (A320/A321/A330 Acquisition)	(11)	(73)	(37)	~(71)	~(192)

Net Other Cash Flow Adjustments[3]	60	217	82	~(93)	~266

Notes:

1.	CASM ex fuel, special items & profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

2.	Other Non-Operating (Income) / Expense ex special items include primarily gains and losses from foreign currency and the disposition of assets

3.	Includes equity issuance, debt issuance, debt principal repayment, and non-cash bond discount amortization / interest deferrals (included in interest expense)
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
October 22, 2009
Express Comments
•	US Airways Express is a network of eight regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.
Express Guidance

	1Q09A	2Q09A	3Q09A	4Q09E	FY09E

Available Seat Miles (ASMs) (bil)	3.5	3.7	3.8	~3.4	~14.4
CASM ex fuel (YOY % change) [1]	13.93	13.05	12.76	+4% to +6%	+3% to +5%

Fuel Price (incl taxes) ($/gal)	1.51	1.67	1.93	2.09 to 2.14	1.79 to 1.84
Fuel Gallons Consumed (mil)	81	87	89	~83	~339
Express Carriers

Air Wisconsin Airlines Corporation	Piedmont Airlines, Inc. [2]
Chautauqua Airlines, Inc.	PSA Airlines, Inc [2]
Colgan Air, Inc. [4]	Republic Airways
Mesa Airlines [3]	Trans States Airlines, Inc. [4]

Notes:

1.	CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc.

4.	Pro-rate agreement.
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
October 22, 2009
Fleet Comments
•	The Company had secured financing for the A321 aircraft deliveries through 3Q09. The remaining A320 family aircraft scheduled for delivery in 2009 have backstop financing available through the manufacturer.
•	The Company has five A330-200 aircraft deliveries scheduled for 2009 and has taken delivery of three aircraft, two of which were financed through the manufacturer and one of which was financed through a sale and leaseback transaction. We have secured financing commitments for the remaining two aircraft.
•	US Airways entered into a term sheet to sell 10 of its Embraer 190 aircraft to Republic Airline Inc. Through October 21, 2009, five of the 10 aircraft sales have been completed and the remaining five are expected to close in the fourth quarter of 2009. US Airways will lease back eight of the 10 aircraft from Republic for periods ranging from one to seven months. The impact to mainline capacity is immaterial for the remainder of 2009. The Company continues to evaluate other options for the remaining 15 Embraer 190 aircraft.
Mainline Fleet Update (End of Period)

	YE08A	1Q09A	2Q09A	3Q09A	4Q09E
Mainline
EMB-190	25	25	25	25	19
737-300	30	28	25	24	24
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	75	70	69	68	70
A321	33	35	40	45	51
A330	9	9	11	12	14
B757	39	37	37	31	28
B767	10	10	10	10	10

Total	354	347	350	348	349
Express Fleet Update (End of Period)

	YE08A	1Q09A	2Q09A	3Q09A	4Q09E
Express
DH8	61	59	56	55	50
CRJ-200	116	115	115	114	114
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	20	20	20	20	20
ERJ-145	9	9	9	9	9
EMB-175	38	38	38	38	38

Total	296	293	290	288	283
Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING
October 22, 2009
•	During the third quarter, the Company completed an underwritten public offering of 29.0 million shares common stock. The new weighted average shares outstanding for the remainder of the year are listed in the table below.

Shares Outstanding ($ and shares mil)	Basic	Diluted	Interest Addback

For Q4
Earnings above $180 million	161.1	201.9	$8.6
Earnings between $24 million and $180 million	161.1	198.9	$5.7
Earnings up to $24 million	161.1	161.1	—
Net Loss	161.1	161.1	—

Full Year 2009
Earnings above $548 million	133.0	160.0	$25.0
Earnings between $78 million and $548 million	133.0	157.0	$14.1
Earnings up to $78	133.0	133.0	—
Net Loss	133.0	133.0	—
Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
October 22, 2009
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended September 30, 2009, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel costs, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	1Q09	2Q09	3Q09	4Q09 Range		FY09 Range
	Actual	Actual	Actual	Low	High	Low	High

Mainline
Mainline Operating Expenses	$1,876	$1,911	$2,059	$1,999	$2,040	$7,831	$7,962
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	405	419	536	539	552	1,899	1,912
Less Special Charges	6	1	15	—	—	22	22

Mainline Operating Expense excluding fuel, special items, and profit sharing	1,465	1,491	1,508	1,460	1,489	5,911	6,029

Mainline CASM (GAAP) (cts)	11.05	10.44	11.00	11.97	12.22	11.08	11.26
Mainline CASM excluding fuel, special items, and profit sharing (Non-GAAP) (cts)	8.63	8.14	8.06	8.74	8.91	8.36	8.53

Mainline ASMs (bil)	17.0	18.3	18.7	16.7	16.7	70.7	70.7

Express
Express Operating Expenses	$604	$625	$654	$626	$639	$2,508	$2,549
Less Express Fuel Expense	123	145	171	173	178	612	617

Express Operating Expenses excluding Fuel	481	480	483	452	461	1,896	1,932

Express CASM (GAAP) (cts)	17.48	16.99	17.27	18.40	18.78	17.42	17.70
Express CASM Excluding Fuel (Non-GAAP) (cts)	13.93	13.05	12.76	13.30	13.56	13.16	13.42

Express ASMs (bil)	3.5	3.7	3.8	3.4	3.4	14.4	14.4

Other Non Operating (Income)/Expense
Reported Other Non-Operating (Income)/Expense	$13	$(7)	$10	$—	$—	$16	$16
Less Special Charges	7	2	3	—	—	12	12

Other Non-Operating (Income)/Expense excluding special items	6	(9)	7	—	—	4	4

Note:	Amounts may not recalculate due to rounding
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS
October 22, 2009
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and the Company, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; the impact of economic conditions and their impact on passenger demand and related revenues; a reduction in the availability of financing, changes in prevailing interest rates and increased costs of financing; the Company’s high level of fixed obligations and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes and operate pursuant to the terms of its financing facilities (particularly the financial covenants); the impact of fuel price volatility, significant disruptions in fuel supply and further significant increases to fuel prices; the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations, including the ability of the Company to complete the integration of the labor groups of the Company and America West Holdings; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of the integration of the Company’s business units; the impact of changes in the Company’s business model; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the impact of industry consolidation; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s route network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of insurance costs and disruptions to insurance markets; the impact of foreign currency exchange rate fluctuations; the ability to use NOLs and certain other tax attributes; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2009 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
Please refer to the footnotes and the forward looking statements page of this document for additional information